Exhibit 99.1

AVEO and EUSA Pharma Announce

Exclusive Licensing Agreement for Tivozanib in Europe

EUSA to Submit Marketing Authorization Application for Tivozanib in Advanced RCC in Q1 2016

AVEO to Host Conference Call Today, December 21, 2015 at 9:00 AM ET

CAMBRIDGE, Mass. and HEMEL HEMPSTEAD, England – December 21, 2015 – AVEO Oncology (NASDAQ:AVEO) and EUSA Pharma, a newly-established specialty pharmaceutical business with global reach, today announced an exclusive license agreement in which AVEO has granted EUSA Pharma European rights to tivozanib for the treatment of advanced renal cell carcinoma (“RCC”). The agreement also includes a number of additional territories outside North America, including South America and South Africa, and additional potential indications.

Under the terms of the agreement, EUSA Pharma will pay AVEO an upfront research and development funding payment of $2.5 million, and up to $394 million in potential payments and milestones, assuming successful achievement of specified development, regulatory and commercialization objectives, as well as a tiered royalty ranging from a low double digit up to mid-twenty percent on net sales of tivozanib in the agreement’s territories. A percentage of milestone and royalty payments received by AVEO are due to Kyowa Hakko Kirin as a sublicensing fee.

EUSA Pharma plans to submit a Marketing Authorization Application for tivozanib as a first line treatment for advanced RCC to the European Medicines Agency in the first quarter of 2016. Under the terms of the agreement, EUSA Pharma will undertake and fund future regulatory and commercial activities to bring tivozanib to market and commercialize the product within the agreement’s territories.

“Tivozanib has the potential to become an important new first line treatment for advanced renal cell carcinoma in Europe, and we look forward to submitting a Marketing Authorization Application in the coming months,” said Lee Morley, chief executive officer of EUSA Pharma. “As a recently established specialty pharma company, we have ambitious growth plans, and tivozanib is a strong strategic fit with our portfolio of marketed specialty products, as we increase our focus on oncology.”

“Our agreement with EUSA Pharma marks a critical step in the execution of our company strategy. Between our partnership with EUSA and our previous agreements with Ophthotech and Pharmstandard, we have a solid foundation to potentially generate near-term capital and long-term value for this important asset while retaining commercial rights to tivozanib in oncology in North America,” said Michael Bailey, president and chief executive officer of AVEO. “These tivozanib partnerships collectively amount to over $35 million in potential payments over the next 18 months in addition to potential payments from our other licensed pipeline assets, which could provide substantial additional funding to support our tivozanib development strategy for North America. We look forward to working with the experienced commercial and regulatory team at EUSA Pharma as they seek to successfully commercialize tivozanib in Europe.”

Today’s Conference Call Information

AVEO will host a conference call today, December 21, at 9:00 am (ET). The call can be accessed by dialing (866) 428-2694 (domestic) or (704) 908-0403 (international) five minutes prior to the start time and providing the conference ID 13985653. A live webcast of the conference call can be accessed by visiting the investors section of the AVEO website at www.aveooncology.com. A replay of the webcast will be archived on the AVEO website for two weeks following the call.

About Tivozanib

Tivozanib is an oral, once-daily, investigational vascular endothelial growth factor (VEGF) tyrosine kinase inhibitor (TKI). It is a potent, selective and long half-life inhibitor of all three VEGF receptors and is designed to optimize VEGF blockade while minimizing off-target toxicities, potentially resulting in improved efficacy and minimal dose modifications. Tivozanib has been evaluated in several tumors types, including renal cell, colorectal and breast cancers.

About EUSA Pharma

Founded in March 2015, EUSA Pharma is a specialty pharmaceutical company. The company has commercial operations in the US and Europe, and a wider distribution network in approximately 40 countries around the world. Currently, EUSA has a portfolio of five approved and several named-patient specialty hospital products, and the company has ambitious plans to expand this through acquisition and in-licensing. EUSA is led by an experienced management team with a strong record of building successful specialty pharmaceutical companies, and is supported by significant funding raised from leading life science investor Essex Woodlands.

EUSA Pharma’s products include: Caphosol® for the treatment of oral mucositis, a common and debilitating side-effect of radiation therapy and high-dose chemotherapy; Collatamp®, a gentamicin-collagen implant licensed either in haemostasis or for the prevention and treatment of surgical site infection; Custodiol® solution for use in the preservation of organs for transplantation; Fomepizole® for the treatment of ethylene glycol poisoning; and Xenazine® for the treatment of movement disorders associated with Huntington’s chorea.

For more information please visit www.eusapharma.com.

About AVEO

AVEO Oncology (AVEO) is a biopharmaceutical company committed to developing targeted therapies through biomarker-driven insights to provide improvements in patient outcomes where significant unmet medical needs exist. AVEO’s proprietary Human Response Platform™ has delivered unique insights into cancer and related disease biology that AVEO is seeking to leverage in the clinical development strategy of its therapeutic candidates. For more information, please visit the company’s website at www.aveooncology.com.

AVEO Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements of AVEO within the meaning of The Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. The words “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “could,” “should,” “seek,” “would” “look forward,” or the negative of these terms or other similar expressions, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among others, statements about: the expected benefits of AVEO’s agreement with EUSA Pharma; the amount, timing and potential receipt of payments under the EUSA agreement; AVEO’s development plans for tivozanib; AVEO’s beliefs about its ability to execute on its strategies for tivozanib; AVEO’s ability to generate near-term capital and long-term value for tivozanib; and AVEO’s expectations that its tivozanib partnerships could provide over $35 million in potential payments in the next 18 months, and that its receipt of this and other potential payments from other licensed pipeline assets could provide substantial additional funding to support its tivozanib development strategy for North America. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements that AVEO makes due to a number of important factors, including risks relating to: AVEO’s ability to maintain its agreement with EUSA Pharma and its other licensees, and its ability, and the ability of its licensees, to achieve development and commercialization objectives under these arrangements; AVEO’s ability, and the ability of its licensees, to demonstrate to the satisfaction of applicable regulatory agencies the safety, efficacy and clinically meaningful benefit of AVEO’s product candidates; AVEO’s ability to successfully implement its strategic plans; AVEO’s ability to successfully enroll and complete clinical trials of its product candidates; AVEO’s ability to achieve and maintain compliance with all regulatory requirements applicable to its product candidates; AVEO’s ability to obtain and maintain adequate protection for intellectual property rights relating to its product candidates and technologies; developments, expenses and outcomes related to AVEO’s ongoing shareholder litigation and SEC investigation; AVEO’s ability to raise the substantial additional funds required to achieve its goals; unplanned capital requirements; adverse general economic and industry conditions; competitive factors; and those risks discussed in the section titled “Risk Factors” in AVEO’s most recent Annual Report on Form 10-K, its quarterly reports on Form 10-Q and its other filings with the SEC. The forward-looking statements in this press release represent AVEO’s views as of the date of this press release. AVEO anticipates that subsequent events and developments may cause its views to change. While AVEO may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. You should, therefore, not rely on these forward-looking statements as representing AVEO’s views as of any date other than the date of this press release.

AVEO Contact:

David Pitts, Argot Partners

(212) 600-1902

aveo@argotpartners.com

EUSA Contacts:
Lee Morley	Rob Budge
Chief Executive	RJB Communications
EUSA Pharma	Tel: +44 (0)1865 760969
Tel: +44 (0)330 5001140	Mobile: +44 (0)7710 741241

###

3